Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Rockies Region Private Limited Partnership (the “Registrant”) on Form 10-K for the year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Richard W. McCullough	August 27, 2010
Richard W. McCullough
Chief Executive Officer
Petroleum Development Corporation (dba PDC Energy)
Managing General Partner

/s/ Gysle R. Shellum	August 27, 2010
Gysle R. Shellum
Chief Financial Officer
Petroleum Development Corporation (dba PDC Energy)
Managing General Partner

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.